This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-299964
SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2026
Preliminary Prospectus Supplement
(To Prospectus dated November 10, 2026)
AMETEK, Inc.
€         % Senior Notes due 20
€         % Senior Notes due 20
We are offering €      aggregate principal amount of our     % Senior Notes due 20   (the “20   notes”) and €      aggregate principal amount of our     % Senior Notes due 20   (the “20   notes” and, together with the 20   notes, the “notes”).
We will pay interest on the 20   notes annually on        of each year, beginning on          , 2027 and we will pay interest on the 20   notes annually on       of each year, beginning on           , 2027.
Each series of the notes will be our unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness outstanding from time to time.
On May 5, 2026, we entered into a definitive purchase agreement (the “Purchase Agreement”) with Indicor, LLC (“Indicor”) to acquire a portfolio of instrumentation businesses (collectively, “Indicor Instrumentation”), for an aggregate purchase price of approximately $5 billion in cash, subject to customary post-closing adjustments (the “Indicor Acquisition”). The Indicor Acquisition closed on August 26, 2026. We used cash on hand, commercial paper borrowings, and borrowings under the Financing Agreements (as defined below), to pay the cash consideration for the Indicor Acquisition and the payment of fees and expenses related to the Indicor Acquisition. We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Securities Offerings (as defined below), to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or commercial paper borrowings, and for general corporate purposes. See “Use of Proceeds.”
We may redeem some or all of the 20   notes and the 20   notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement. Also, we may, at our option, redeem the 20   notes and/or the 20   notes, in whole but not in part, at 100% of their principal amount, together with interest accrued thereon to, but not including, the date fixed for redemption, in the event of certain changes in tax law as described under “Description of the Notes — Redemption Upon Changes in Withholding Taxes.”
Unless we have previously redeemed the notes, if a Change of Control Repurchase Event (as defined herein) occurs, we will be required to offer to repurchase the notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the date of repurchase as described under “Description of the Notes — Change of Control” in this prospectus supplement.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, for a discussion of certain risks you should consider prior to deciding whether to purchase the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds to us (Before Expenses)
Per Senior Note		%		%		%
Total	€		€		€
Per Senior Note		%		%		%
Total	€		€		€

(1)
Plus accrued interest, if any, from           , 2026, if settlement occurs after that date.

Each series of notes is a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE.
The notes are expected to be delivered to purchasers in book-entry form only through a common depositary for Euroclear Bank SA/NV, Belgium (“Euroclear”) and Clearstream Banking S.A., Luxembourg (“Clearstream”), on or about           , 2026.

Joint Book-Running Managers
BofA SecuritiesJ.P. MorganWells Fargo SecuritiesBNP PARIBAS
The date of this Prospectus Supplement is            , 2026.

Each of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities, including the notes, described in the accompanying prospectus.
The accompanying prospectus provides you with a general description of the senior debt securities, and this prospectus supplement contains specific information about the terms of this offering of the notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or the accompanying prospectus, may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will modify or supersede that information in the accompanying prospectus.
Before making your investment decision, you should read and carefully consider this prospectus supplement and the accompanying prospectus, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Information by Reference” in this prospectus supplement.
Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “AMETEK,” “the Company,” “we,” “us,” or “our” refers to AMETEK, Inc. and, as applicable, its consolidated subsidiaries, except for purposes of the description of the notes included in this prospectus supplement and the accompanying prospectus, where references to such terms refer only to AMETEK, Inc. and do not include AMETEK’s subsidiaries. When we refer to the “notes” in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.
References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America, references to “€” or “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended and references to “C$” are to the lawful currency of Canada.
IN CONNECTION WITH THE ISSUE OF THE NOTES, WELLS FARGO SECURITIES, IN ITS ROLE AS STABILISATION MANAGER (THE “STABILISATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILISATION MANAGER) FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS, OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILISATION MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILISATION MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CONDUCTED BY THE STABILISATION MANAGER (OR PERSON(S) ACTING ON BEHALF OF THE STABILISATION MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.
MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the

S-ii

manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
UK MIFIR product governance / Professional Investors and ECPs Only Target Market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal Act) 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Prohibition of sales to UK retail investors — The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulation 2024 (the “POATRs”). Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. Any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials is only being made to (i) persons outside the UK; and (ii) those persons in the UK (A) who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); or (B) who are high net worth companies, or other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (all such persons together being referred to as

S-iii

“relevant persons”). In the UK, this prospectus supplement, the accompanying prospectus and the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby or any of their contents.

S-iv

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that AMETEK expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in these forward-looking statements:
•
our ability to consummate and successfully integrate future acquisitions;

•
risks associated with international sales and operations, including supply chain disruptions;

•
tariffs, trade disputes, foreign currency fluctuations and geopolitical developments;

•
our ability to successfully develop new products, open new facilities or transfer product lines;

•
the price and availability of raw materials;

•
cybersecurity and information technology risks;

•
compliance with government regulations, including environmental regulations;

•
changes in the competitive environment;

•
the effects of competition in our markets;

•
the ability to maintain adequate liquidity and financing sources; and

•
general economic conditions affecting the industries we serve.

A description of some of these uncertainties and other risks is set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, as well as other reports filed with the SEC, including, but not limited to, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified in these documents that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at the time of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate.
The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

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TRADEMARKS
We own or have the rights to use various trademarks, logos, and service marks in the operation of our business. This prospectus supplement may also include trademarks, logos, service marks, and trade names of other companies that, to our knowledge, are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, logos, service marks, or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, certain of our trademarks, service marks, and trade names referred to in or incorporated by reference in this prospectus supplement may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names.

S-vi

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus supplement and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 17, 2026;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026, for the quarter ended June 30, 2026, filed with the SEC on August 4, 2026 and for the quarter ended September 30, 2026, filed with the SEC on November 3, 2026; and

•
Our Current Reports on Form 8-K filed with the SEC on February 3, 2026 (Item 8.01 only), February 12, 2026, April 30, 2026 (Item 8.01 only), May 6, 2026, May 8, 2026, May 11, 2026, May 26, 2026, June 12, 2026, August 11, 2026, August 26, 2026 and November 6, 2026.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
AMETEK, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
Telephone: (610) 647-2121
Attention: Corporate Secretary

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SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks of investing in the notes described under “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, and our financial statements and the notes to those statements incorporated by reference herein before you decide to invest in the notes. See also “Where You Can Find More Information” in the accompanying prospectus.
AMETEK
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with operations in North America, Europe, Asia and South America. Our products are marketed and sold worldwide through two operating groups: Electronic Instruments (“EIG”) and Electromechanical (“EMG”). EIG is a leader in the design and manufacture of advanced instruments for the process, power and industrial, and aerospace markets. EMG is a differentiated supplier of precision motion control solutions, highly engineered medical components and devices, thermal management systems, specialty metals and electrical interconnects. EMG’s end markets include aerospace and defense, medical, automation and other industrial markets.
Recent Developments
Indicor Acquisition
The Indicor Acquisition closed on August 26, 2026. We used cash on hand, commercial paper borrowings, and borrowings under the Financing Agreements (as defined below), to pay the cash consideration for the Indicor Acquisition and the payment of fees and expenses related to the Indicor Acquisition. We intend to use the net proceeds from this offering to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or our outstanding commercial paper obligations, and for general corporate purposes. See “Use of Proceeds.”
Indicor Instrumentation is a group of leading businesses that design and manufacture mission-critical solutions for demanding industrial and scientific applications. Its products serve customers across attractive end markets that align closely with AMETEK’s existing portfolio and generate a substantial base of recurring revenue from consumables, services and aftermarket support. The Indicor Instrumentation businesses joined AMETEK’s EIG and EMG based on product offerings and market alignment.
Financing Transactions
Amendment and Restatement of Revolving Credit Facility
On June 9, 2026, together with certain of our foreign subsidiaries, we entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agents, and Bank of America, N.A., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as co-syndication agents.
The Revolving Credit Agreement increased the aggregate amount of the lenders’ commitments to make revolving loans (“Revolving Loans”) from $2.3 billion to $3.5 billion and extended the maturity date to June 9, 2031, subject to extensions as further detailed in the Revolving Credit Agreement. The Revolving Credit Agreement contains affirmative and negative covenants and includes limitations on indebtedness, liens, fundamental changes and asset sales (which are subject to certain exceptions and thresholds) and certain financial covenants including compliance with either a maximum total net leverage ratio or, following satisfaction of a financial covenant transition condition, a minimum interest coverage ratio.

Term Loan Facility
On June 9, 2026, the Company also entered into a Term Loan Credit Agreement (the “Term Loan Agreement”, and together with the Revolving Credit Agreement, the “Financing Agreements”), among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as syndication agents.
The Term Loan Agreement provides for a senior unsecured term loan facility of up to $4.0 billion consisting of three tranches: (a) $1.625 billion of term loans that will mature three years from the date on which they are drawn (“Tranche A Loans”), (b) $1.625 billion of term loans that will mature four years from the date on which they are drawn (“Tranche B Loans”) and (c) $750 million of term loans that will mature five years from the date on which they are drawn (“Tranche C Loans” and, together with the Tranche A Loans and the Tranche B Loans, the “Term Loans”).
The funding of the Term Loans was subject to customary conditions, including the consummation of the Indicor Acquisition. The proceeds of the Term Loans were only permitted to be used in connection with the Indicor Acquisition. In connection with the closing of the Indicor Acquisition, the Company drew the full $4.0 billion available under the Term Loan Agreement.
The Term Loans bear interest at a rate equal to either a Term SOFR rate or an alternate base rate, in each case, plus an applicable margin based on the Company’s credit rating or leverage level, as elected by the Company. The Company has the right to prepay the Term Loans at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs). The Company may also choose to reduce its commitments under the Term Loan Agreement at any time.
The covenants contained in the Term Loan Agreement are substantially similar to the covenants contained in the Revolving Credit Agreement. The Term Loan Agreement contains affirmative and negative covenants and includes limitations on indebtedness, liens, fundamental changes and asset sales (which are subject to certain exceptions and thresholds) and certain financial covenants requiring compliance with either a maximum total net leverage ratio or, following satisfaction of a financial covenant transition condition, a minimum interest coverage ratio. The Term Loan Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds and grace periods) including, but not limited to, nonpayment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.
Bridge Facility
In connection with entering into the Purchase Agreement for the Indicor Acquisition, we obtained $5.0 billion in bridge financing commitments to fund the Indicor Acquisition. As a result of entering into the Revolving Credit Agreement and the Term Loan Agreement, such bridge financing commitments have been automatically reduced and terminated in full.
Concurrent Securities Offerings
Concurrently with this offering, we expect to offer $     aggregate principal amount of US dollar-denominated senior notes (collectively, the “US dollar notes”) (the “USD Offering”) and C$     aggregate principal amount of one or more tranches of Canadian dollar-denominated senior notes (collectively, the “Canadian dollar notes”) (the “Canadian Dollar Offering”, and collectively with the USD Offering, the “Concurrent Securities Offerings”) pursuant to separate prospectus supplements. We expect to use the net proceeds of the Concurrent Securities Offerings to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or our outstanding commercial paper obligations and for general corporate purposes.
This offering, the USD Offering and the Canadian Dollar Offering are not contingent upon one another. This prospectus supplement does not constitute an offer to sell any securities other than the notes. There can be no assurance that any of the Concurrent Securities Offerings will be completed on the terms described herein, or at all. The closing of each Concurrent Securities Offering is subject to the satisfaction of customary closing conditions.

THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete.
For a more complete understanding of the notes, please refer to the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. For purposes of the description of the notes included in this prospectus supplement and the accompanying prospectus, references to “we,” “us” and “our” refer only to AMETEK, Inc. and do not include its subsidiaries.
Issuer
AMETEK, Inc.
Notes Offered
€     aggregate principal amount of     % senior notes due 20   (the “20   notes”).
€     aggregate principal amount of     % senior notes due 20   (the “20   notes” and, together with the 20   notes, the “notes”).
Maturity Date
for the 20   notes.
for the 20   notes.
Interest
Interest on the 20   notes will accrue at the rate of     % per annum.
Interest on the 20   notes will accrue at the rate of     % per annum.
Interest on the 20   notes will be paid annually on      of each year, beginning on           , 2027.
Interest on the 20   notes will be paid annually on      of each year, beginning on           , 2027.
Optional Redemption
We may redeem some or all of the notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement.
Repurchase upon a Change of Control
The occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Notes — Change of Control” in this prospectus supplement) will require us to offer to repurchase from you all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). See “Description of the Notes — Change of Control” in this prospectus supplement
Ranking
The notes will:
•
be our general unsecured senior obligations;

•
be effectively subordinated in right of payment to any future secured indebtedness to the extent of the value of the assets securing such debt;

•
be effectively subordinated to any indebtedness of our subsidiaries;

•
rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including indebtedness under our Financing Agreements and Concurrent Securities Offerings; and
•
be senior in right of payment to any future senior subordinated or subordinated debt.

As of September 30, 2026, on a pro forma as adjusted basis after giving effect to this offering, the Concurrent Securities Offerings, and the application of the net proceeds from this offering as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we would have had approximately $     billion of unsecured and unsubordinated indebtedness (including the Financing Agreements, the Concurrent Securities Offerings, our commercial paper program and the notes), all of which would constitute senior indebtedness;

•
we would have had no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries would have had approximately $16,000 of indebtedness to which the notes would have been effectively subordinated.

Payment of Additional
Amounts
All payments of principal, premium, if any, and interest on the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding is required by law or the official interpretation or administration thereof, then, subject to certain exceptions, we will pay such “additional amounts” necessary so that the net payment of the principal of, premium, if any, and interest on the notes to a beneficial owner of the notes who is not a United States person (as defined in “Description of the Notes — Payment of Additional Amounts”), after the withholding of such tax, assessment or governmental charge (including any withholding on the payment of such additional amounts), will not be less than the amount provided in such notes to be then due and payable. See “Description of the Notes — Payment of Additional Amounts”.
Tax Redemption
If, due to certain changes in tax law, we have or will become obligated to pay additional amounts on the notes of any series or, if as a result of an act taken by a taxing jurisdiction, there is a substantial probability that we will become obligated to pay additional amounts on the notes of any series, then we may, on giving not less than 15 days’ nor more than 60 days’ notice, at our option, redeem the notes of such series, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed, together with interest accrued and unpaid to, but not including, the date fixed for redemption. See “Description of the Notes — Redemption Upon Changes in Withholding Taxes.”
Currency of Payment
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes — Issuance in Euro; Payment on the Notes.”
Covenants
We will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee. The indenture, among other things, limits our ability to:
•
incur liens on Principal Property (as defined under “Description of the Notes”);

•
engage in certain sale/leaseback transactions; and

•
consolidate or merge with or into, or sell all or substantially all of our assets to, another person.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of Debt Securities — Covenants” in the accompanying prospectus and “Description of the Notes — Covenants” in this prospectus supplement.
Listing and Trading
We intend to apply to list each series of notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation under the indenture to maintain such listing and we may delist the notes at any time. Each series of notes are a new issue of securities with no established trading market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice. See “Risk Factors — Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained” in this prospectus supplement.
Use of Proceeds
We anticipate that the net proceeds from the offering, after deducting the underwriting discount and offering expenses payable by us, will be approximately €     million. We intend to use the net proceeds from this offering, and the Concurrent Securities Offerings, to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or our commercial paper obligations, and for general corporate purposes. Such borrowings were incurred to pay a portion of the cash consideration for the Indicor Acquisition and pay related fees and expenses. For more information, see “— Recent Developments — Indicor Acquisition” and “Use of Proceeds”.
Conflicts of Interest
As described under “Use of Proceeds,” we intend to use the net proceeds of this offering and the Concurrent Securities Offerings to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or our commercial paper borrowings.

As such, certain of the underwriters and their affiliates, who are lenders under our Financing Agreements or may own our commercial paper, may receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses payable by us. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”
Denominations
The notes will be issued in the form of one or more permanent global notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Notes in denominations of less than €100,000 will not be available.
Form of Notes
The notes will be issued in fully registered form. The notes will be represented by one or more global notes that will be deposited with a common depositary and will be registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in Clearstream or Euroclear, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of the Notes — Book-Entry Procedures.”
Governing Law
New York.
Trustee, Transfer Agent and Security Registrar
U.S. Bank Trust Company, National Association.
Paying Agent
U.S. Bank Europe DAC, UK Branch.
CUSIP/Common Code/ISIN
20   notes:           /           /
20   notes:           /           /
Legal Entity Identifier
Risk Factors
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should evaluate the specific risks set forth in the section entitled “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

RISK FACTORS
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should carefully consider the specific risks described below in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. You could lose part or all of your investment.
The risks and uncertainties discussed in this prospectus supplement and in the documents incorporated by reference herein are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.
Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained.
The notes will constitute a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We cannot assure you as to the development or liquidity of any trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at any prices or at their fair market value.
If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the liquidity of any market for the notes.
The liquidity of any market for the notes will depend on a number of factors, including:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
the market price of our common shares;

•
our financial condition, operating performance and future prospects;

•
the market for similar securities;

•
the overall condition of the financial markets; and

•
the interest of securities dealers in making a market for the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell your notes will be favorable.
Despite our current or future indebtedness level, we may still be able to incur substantially more debt.
We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the notes do not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company.

Our debt instruments contain restrictive covenants that may adversely affect our ability to operate our business.
The credit agreements governing our Revolving Loans and the Term Loans, the indenture that will govern the notes and the note purchase agreements which govern our existing notes contain various covenants that limit our ability and the ability of our subsidiaries to, among other things:
•
incur certain liens;

•
enter into certain sale and leaseback transactions with respect to any of our Principal Property (as defined under “Description of the Notes”);

•
consolidate or merge with or into, or sell all or substantially all of our assets to, another person;

•
make accounting changes, except as required or permitted under generally accepted accounting principles;

•
make a material change to the nature of our business;

•
engage in speculative transactions; and

•
incur additional indebtedness and guarantee indebtedness.

In addition, the credit agreements governing our Revolving Loans and Term Loans and the note purchase agreements governing our existing notes contain financial maintenance covenants limiting the ratio of debt to earnings before interest, taxes, depreciation and amortization. Although we were in compliance with the financial maintenance covenant under such agreements as of September 30, 2026, the ability to meet each financial maintenance covenant can be affected by events beyond our control, and we cannot provide assurance that we will continue to meet these tests. A breach of certain covenants under the Financing Agreements could also result in a default under our other indebtedness. Upon the occurrence of an event of default under any of our indebtedness, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay our Revolving Loans, Term Loans and other indebtedness, including these notes.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
We cannot assure you that our business will generate sufficient cash flow, or that we will be able to borrow funds under our Revolving Credit Agreement, in an amount sufficient to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, the covenants contained in our Financing Agreements restrict our ability to incur additional debt.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a “Change of Control Repurchase Event” (as described under “Description of the Notes — Change of Control” in this prospectus supplement), we will be required to offer to repurchase all of the outstanding notes offered hereby at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). However, we may not be able to repurchase the notes upon a Change of Control Repurchase Event because we may not have sufficient funds to do so. In addition, our future debt agreements may contain provisions that restrict us from repurchasing all of the notes tendered by holders upon a Change of Control Repurchase Event. Our failure to repurchase the notes upon a Change of

Control Repurchase Event would cause a default under the indenture that will govern the notes, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the 20   notes, and the 20   notes prior to maturity, as described under “Description of the Notes — Optional Redemption” and under “Description of the Notes — Redemption Upon Changes in Withholding Taxes” in this prospectus supplement. We may redeem the 20   notes and the 20   notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.
The notes will be effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness.
The notes will be unsecured and effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness. Although the indenture limits our ability to incur liens on our Principal Property (as defined under “Description of the Notes”), the notes will be effectively subordinated to any future debt secured by Principal Property to the extent permitted by the indenture or secured by any of our other assets. In the event of our liquidation or insolvency or other events of default on any such secured debt or upon acceleration of the notes in accordance with their terms, we will be permitted to make payment on the notes only after any such secured debt has been paid in full. After paying any such secured debt in full, we may not have sufficient assets remaining to pay any or all amounts due on the notes. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes could be less, ratably, than on any such secured debt.
The notes will be effectively subordinated to any indebtedness of our subsidiaries.
The notes will be effectively subordinated to any indebtedness of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. As of September 30, 2026, our subsidiaries had approximately $16,000 of indebtedness to which the notes would have been effectively subordinated.
Our cash flow and our ability to service our indebtedness, including the notes, are partially dependent upon the earnings of our subsidiaries.
The notes are exclusively our obligations. Our cash flow and our ability to service our indebtedness, including the notes, are partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.

The notes will initially be held in book-entry form, and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies.
Unless and until notes in definitive registered form are issued in exchange for global notes, owners of book-entry interests will not be considered owners or holders of the notes except in the limited circumstances provided in the indenture. Instead, the common depositary or nominee, as the case may be, for Euroclear and Clearstream will be considered the owner, or “holder” of the global notes.
Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to Clearstream, Euroclear, such common depositary or such nominee, as the case may be, as registered holder thereof. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, none of the Company, the trustee or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the notes, you must rely on the procedures of Clearstream and Euroclear and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes under the indenture.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear or Clearstream. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Euroclear or Clearstream. We cannot assure you that the procedures to be implemented through Euroclear or Clearstream will be adequate to ensure the timely exercise of rights under the notes.
The notes have minimum specified denominations of €100,000.
The notes have minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is therefore possible that the notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes. An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•
significant changes in rates of exchange between the euro and the investor’s home currency; and

•
the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the current global economic crisis and the actions taken or to be taken by various national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
Furthermore, the notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
U.S. investors may also have important tax consequences as a result of foreign exchange gains or losses, if any. See “Material United States Federal Income Tax Consequences.”
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

USE OF PROCEEDS
We anticipate that the net proceeds to us from the sale of the notes, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately €      million. We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Securities Offerings, to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or our outstanding commercial paper obligations, and for general corporate purposes.
The borrowings under our Revolving Credit Agreement mature in June 2031 and bear interest at a benchmark interest rate applicable to each Agreed Currency (as defined in the Revolving Credit Agreement) plus an applicable margin that ranges from 0.68% to 1.10% based on, at our election, our credit rating or, prior to a Financial Covenant Transition Date (as defined in the Revolving Credit Agreement), our net leverage ratio. As of October 30, 2026, the weighted average interest rate on the borrowings outstanding on the Revolving Credit Agreement was 3.15%.
The borrowings under our Term Loan Agreement mature on August 26, 2029 for Tranche A Loans, August 26, 2030 for Tranche B Loans, and August 26, 2031 for Tranche C Loans. Tranche A Loans bear interest at a secured overnight financing rate plus an applicable margin that ranges from 0.875% to 1.375%, Tranche B Loans bear interest at a secured overnight financing rate plus an applicable margin that ranges from 1.000% to 1.500%, and Tranche C Loans bear interest at a secured overnight financing rate plus an applicable margin that ranges from 1.250% to 1.750%, all based on, at our election, our credit rating or, prior to a Financial Covenant Transition Date (as defined in the Term Loan Agreement), our net leverage ratio. As of October 30, 2026, the weighted average interest rate on the borrowings outstanding on the Term Loan Agreement was 5.05%.
The borrowings under our commercial paper facility have varying maturities, but may not exceed 364 days from the date of issue. Our commercial paper is sold under customary terms in the commercial paper market, and bears varying interest rates. As of October 30, 2026, the amount of commercial paper outstanding was $280 million with a weighted-average maturity of approximately 14 days and a weighted-average interest rate of 4.20%.
Certain of the underwriters and/or their affiliates are acting as lenders under our Financing Agreements and own our commercial paper, and as a result, may receive a portion of the proceeds from this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2026 on a historical basis and on a pro forma as adjusted basis to give effect to the sale of the €      million aggregate principal amount of notes offered hereby, after deducting the underwriting discounts and estimated offering expenses payable by us, as if this offering and the Concurrent Securities Offerings, but not the application of net proceeds from the offerings, had occurred on September 30, 2026. See “Use of Proceeds” in this prospectus supplement.
This table is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of September 30, 2026
	Actual	As Adjusted for This Offering
		(Unaudited)
	(In Thousands)
Cash and cash equivalents	$666,152	$
Debt
U.S Dollar 4.32% senior notes due December 2027	250,000		250,000
U.S Dollar 4.37% senior notes due December 2028	50,000		50,000
U.S Dollar 3.98% senior notes due September 2029	100,000		100,000
U.S Dollar 4.45% senior notes due August 2035	50,000		50,000
British Pound 2.59% senior note due November 2028	198,989		198,989
British Pound 2.70% senior note due November 2031	99,494		99,494
Euro 1.34% senior notes due October 2026	340,320		340,320
Euro 1.71% senior notes due December 2027	85,078		85,078
Euro 1.53% senior notes due October 2028	226,864		226,864
Revolving Credit Facility Borrowings	975,727		—
Commercial Paper Borrowings	306,000		—
Term Loans	4,000,000		—
Euro % senior notes due 20 (1)	—		—
Euro % senior notes due 20 (1)	—		—
U.S. Dollar notes offered concurrently	—		—
Canadian dollar notes offered concurrently(1)	—		—
Other	16		16
Deferred Financing Fees	(13,100)
Total Debt:	6,669,388
Total Net Debt:	6,003,236
Total Stockholders Equity	11,696,208		11,696,208
Total Capitalization	$18,365,596	$

(1)
Currency denominated in Euros reflects an exchange rate of $     per €1.00, as reported by Bloomberg on         , 2026. Currency denominated in Canadian Dollars reflects an exchange rate of $     per C$1.00, as reported by Bloomberg on         , 2026.

DESCRIPTION OF THE NOTES
The following description of the notes should be read together with the description set forth in the accompanying prospectus under the heading “Description of Debt Securities.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
The description of the notes in this prospectus supplement and the accompanying prospectus is only a summary and is intended to be a useful overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of the notes is only a summary, you should refer to the indenture for a complete description of our obligations and your rights thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which the accompanying prospectus is a part.
Each series of the notes is a series of “senior debt securities” as described in the accompanying prospectus. We will issue the notes under an indenture, dated as of November 10, 2026 (as such indenture has been and may be amended from time to time, the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended.
We may, without notice to, or the consent of, the registered holders of the applicable series of notes, issue an unlimited principal amount of additional notes having identical terms and conditions as the notes of such series, other than, in each case, the issue date, issue price and, in some cases, the first interest payment date. We will only be permitted to issue such additional notes if, at the time of such issuance, we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the applicable series of notes offered hereby and will vote on all matters with the holders of the notes of such series, provided that if such additional notes are not fungible for U.S. federal income tax purposes with the notes of such series offered hereby, such additional notes will be issued with a separate CUSIP, ISIN, Common Code and/or any other identifying number, and provided further that in the case of any notes represented by global notes, for so long as may be required by the United States Securities Act of 1933, as amended (the “Securities Act”), or the procedures of the common depositary, Euroclear, as operator of the Euroclear system, or Clearstream (or a successor clearing system), such additional notes will be represented by one or more separate global notes in accordance with the terms of the indenture and subject to applicable transfer or other restrictions.
When we refer to “we,” “us” or “our” in this section, we refer only to AMETEK, Inc., the issuer of the notes, and not to its subsidiaries. Unless otherwise defined in this section below, capitalized terms used in this “Description of the Notes” section are defined under “Description of Debt Securities - Definitions” in the accompanying prospectus.
General
The 20   notes will be initially limited to €        aggregate principal amount in this offering and the 20   notes will be initially limited to €       aggregate principal amount in this offering; however, we may issue additional notes of each series at a later time that will be part of the same issue as the series of notes offered hereby as described above. The notes of each series will be issued only in fully registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more global securities deposited with a common depositary and will be registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear (the “global notes”). See “Provisions Relating to the Notes While Represented by the Global Notes.”
The 20   notes will mature on            , 20   and the 20   notes will mature on            , 20  , unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof. Principal of and premium, if any, and interest on the notes are payable to the registered holder in euros in immediately available funds.
The 20   notes will bear interest at the rate of     % per annum and the 20   notes will bear interest at the rate of      % per annum. The 20   notes will accrue interest on their principal amount from        , 2026 or from the most recent interest payment date on which interest has been paid or provided for, the

20   notes will accrue interest on their principal amount from            , 2026 or from the most recent interest payment date on which interest has been paid or provided for. Interest on each series of the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or            , 2026 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association. If any date on which interest, principal or premium is payable on the notes is not a Business Day, then payment of such amounts payable on such date will be made on the next succeeding day that is a Business Day (and, except as provided under “— Payment of Additional Amounts,” without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date or maturity date, as the case may be.
Interest on the 20    notes will be payable annually on                  of each year, beginning on            , 2027 and interest on the 20    notes will be payable annually on            of each year, beginning on            , 2027 (each such date is referred to as an “interest payment date”) until the principal amount has been paid or made available for payment, to holders of each series of the notes at the close of business on the day that is one Business Day immediately preceding the applicable interest payment date (each such date is referred to as an “interest record date”). A “Business Day” shall mean any day on which commercial banks and foreign exchange markets are open for business in New York and London and which is a day on which the real time gross settlement system operated by the Eurosystem, or any successor system (“T2”) is operating.
Payments on each series of the notes will be made through the principal paying agent (as defined herein under the heading “— Paying Agent and Registrar”). Payments on each series of the notes will be made at the specified office or agency of the principal paying agent. We may also choose to pay interest by making wire transfers. We may also arrange for additional paying agent offices and may change these offices.
Issuance in Euro; Payment on the Notes
Initial holders will be required to pay for each series of the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes and any payment of additional amounts (as described herein under the heading “— Payment of Additional Amounts”), will be payable in euro. However, if, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of each series of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the principal paying agent shall have any responsibility for determining or verifying any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.
Paying Agent and Registrar
U.S. Bank Europe DAC, UK Branch, will initially act as principal paying agent for each series of the notes (the “principal paying agent”). U.S. Bank Trust Company, National Association, will initially act as transfer agent and security registrar for each series of the notes. Upon notice to the trustee, we may change any paying agent or security registrar, and we or any of our subsidiaries may act as paying agent or security registrar.

Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the 20    notes and the 20    notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate (as defined below), plus      basis points, less (b) interest accrued to, but not including, the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the applicable Par Call Date, we may redeem the 20    notes and the 20    notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 20    notes and the 20    notes being redeemed, respectively, plus accrued and unpaid interest thereon to, but not including, the redemption date.
For purposes of this “— Optional Redemption” section, the following terms have the following meanings:
“Par Call Date” means (a) with respect to the 20   notes,            , 20    (           months prior to the maturity date) and (b) with respect to the 20   notes,           , 20     (           months prior to the maturity date).
“comparable government bond” means, with respect to each series of the notes to be redeemed prior to the applicable Par Call Date in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by us, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the applicable series of notes to be redeemed, or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
“comparable government bond rate” means the yield (rounded to three decimal places, with 0.0005 being rounded upwards) of the comparable government bond on the third Business Day prior to the date fixed for redemption, calculated on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment banker selected by us and calculated in accordance with generally accepted market practice at the time.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
We will publish a notice of redemption of the notes described above in accordance with the provisions described under “— Notices.” Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
If the notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. In the case of a definitive registered note, a new definitive registered note in principal amount equal to the unredeemed portion of any definitive registered note redeemed in part will be issued in the name of the holder thereof upon cancellation of the original definitive registered note. In the case of a global note, an appropriate notation will be made on such global note or in accordance with the procedures of Clearstream or Euroclear (as applicable) to decrease (i) the principal amount thereof to an amount equal to the unredeemed portion thereof or (ii) the nominal value of the global notes redeemed in part by adjusting the pool factor applicable to the principal amount outstanding of the relevant notes.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Except as described above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
The trustee and the paying agent shall not be responsible for performing or verifying any calculations or selections required in connection with a redemption.
Redemption Upon Changes in Withholding Taxes
If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein having power to tax) (a “Relevant Taxing Jurisdiction”), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), or in each of the foregoing cases an announced prospective change in respect thereof, which change or amendment becomes (or will become) effective on or after the date of this prospectus supplement, we become or will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” in respect of the notes of any series or (b) any act is taken by a Relevant Taxing Jurisdiction on or after the date of this prospectus supplement, whether or not such act is taken with respect to us or any affiliate, that results in a substantial probability that we will be required to pay such additional amounts in respect of the notes of any series, then we may, at our option, redeem the notes of such series, in whole but not in part, upon not less than 15 days’ nor more than 60 days’ published notice in accordance with “— Notices” below, at 100% of the principal amount of the notes of such series, plus accrued and unpaid interest on the notes of such series to, but not including, the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts in respect of the notes of such series cannot be avoided by the use of reasonable measures available to us (which does not include substitution of the obligor under the notes of such series). No redemption of the notes of any series pursuant to (a) or (b) above may be made unless we have received an opinion of independent counsel to the effect that as a result of such change or amendment we will, or that an act taken by a Relevant Taxing Jurisdiction has resulted in a substantial probability that we will, be required to pay the additional amounts described herein under the heading “— Payment of Additional Amounts” in respect of the notes of such series, and we shall have delivered to the trustee an officers’ certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the notes of such series pursuant to their terms.
Notice of Redemption
We will publish a notice of any redemption of any notes described above in accordance with the provisions described under “— Notices.”
Payment of Additional Amounts
All payments of principal, premium, if any, and interest on the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by any Relevant Taxing Jurisdiction, unless the withholding of such Taxes is required by law or the official interpretation or administration thereof. In the event such withholding is required by law or the official interpretation or administration thereof, we will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment of the principal of, premium, if any, and interest on the notes to a beneficial owner of the notes who is not a U.S. person (as defined below), after the withholding of such Taxes (including any withholding on the payment of such additional amounts), will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)   to any Taxes that are imposed or withheld solely by reason of the holder or beneficial owner of the notes, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)   being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having been incorporated therein;
(b)   having a current or former relationship with the United States, including a relationship as a citizen or resident thereof (other than such relationship arising solely from the ownership of the notes, the enforcement of rights under the notes or the receipt of payments under the notes);
(c)   being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;
(d)   being or having been a “10-percent shareholder” of the obligor under the notes within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;
(e)   being or having been a controlled foreign corporation that is related to the obligor under the notes within the meaning of Section 864(d)(4) of the Code or any successor provision; or
(f)   being or having been a bank receiving interest described in Section 881(c)(3)(A) of the Code or any successor provision;
(2)   to any beneficial owner of the notes that is a fiduciary or partnership or is not the sole beneficial owner of the notes, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a member of the partnership or such beneficial owner would not have been entitled to the payment of additional amounts had the beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of the payment;
(3)   to any Taxes that are imposed or withheld solely by reason of the failure of the holder or beneficial owner of the notes to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute or by regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes (including the submission of an applicable U.S. Internal Revenue Service (“IRS”) Form W-8 (with any required attachments));
(4)    to any Taxes that are imposed otherwise than by withholding from the payment;
(5)   to any Taxes that are imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6)   to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;
(7)   to any Taxes required to be withheld by any paying agent from any payment of principal of, premium, if any, or interest on any note, if such payment can be made without such withholding by any other paying agent;
(8)   to any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such notes for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the notes been presented for payment on any date during such 30 day period;
(9)   to any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the issue date of the notes (or any amended or successor version of such Sections), any U.S. Treasury Regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(10)   in the case of any combination of any items (1) through (9).
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading “— Payment of Additional Amounts,” we shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein. As used under this heading “— Payment of Additional Amounts,” the term “U.S. person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Each holder entitled to any such additional amounts shall cooperate with us and the trustee in providing any information or documentation reasonably requested by us or the trustee to confirm the identity and/or tax status of such holder and any affected beneficial owner (to the extent necessary to establish such holder’s entitlement to such additional amounts) and to assist us or the trustee in determining the applicable withholding tax rate and the amount of such additional amounts payable in respect thereof.
Ranking
The notes will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the notes are effectively subordinated to the indebtedness of our subsidiaries and effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of September 30, 2026 on a pro forma as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering and the Concurrent Securities Offerings as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we would have had approximately $       billion of unsecured and unsubordinated indebtedness (including the US dollar notes, the Canadian dollar notes and the notes), all of which would constitute senior indebtedness; we would have no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries would have had approximately $16,000 of indebtedness to which the notes would have been effectively subordinated.

The notes will be effectively subordinated to any indebtedness of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise.
We are obligated to pay compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of holders of the notes in respect of all funds collected or held by the trustee.
Change of Control
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “— Optional Redemption” above, each holder will have the right to require us to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Repurchase Event, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will send, by first class mail, a notice to each holder, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:
(i)   that such Change of Control Repurchase Event has occurred or is pending and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);
(ii)   if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;
(iii)   the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”); and
(iv)   the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased.
On the Change of Control Payment Date, we will, to the extent lawful:
(a)   accept for payment all notes or portions of notes (equal to €100,000 and integral multiples of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(b)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and
(c)   deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us and, to the extent applicable, an executed new note or notes evidencing any unpurchased portion of any note or notes surrendered for which the trustee shall authenticate and deliver a new note or notes as provided below.
The trustee will as promptly as practicable mail, or cause the paying agent to promptly mail, to each holder of notes so tendered, the Change of Control Payment for such notes, and the trustee will as promptly as practicable authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of €100,000 and integral multiples of €1,000 in excess thereof.
If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to the Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under such offer.
We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our other senior indebtedness and indebtedness of our subsidiaries and cause a default under the agreements related to such indebtedness may not constitute a Change of Control Repurchase Event under the indenture. Our Financing Agreements provide that the occurrence of certain change of control events would constitute a default thereunder. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, any exercise by the holders of our outstanding senior notes of their right to require us to repurchase their notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchases on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”
Even if sufficient funds were otherwise available, the terms of our future indebtedness may prohibit our prepayment of the notes before their scheduled maturity. Consequently, if we are not able to prepay our senior indebtedness and any such other indebtedness containing similar restrictions or obtain requisite consents, we will not be able to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Repurchase Event, resulting in a default under the indenture. A default under the indenture may result in a cross-default under our other senior indebtedness, including under our Financing Agreements.
The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of “Change of Control” below includes a disposition of all or substantially all of our property and assets and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above. The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.
For purposes of this “— Change of Control” section, the following terms have the following meanings:
“Change of Control” means:

(a)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (or our successor by merger, consolidation or purchase of all or substantially all of our assets) (for the purposes of this clause, such person shall be deemed to beneficially own any of our Voting Stock held by a parent entity, if such person “beneficially owns” (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); or
(b)   we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(c)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of the subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to us or one of our subsidiaries; or
(d)   the adoption by our stockholders of a plan or proposal for our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such Change of Control. Notwithstanding anything in this “— Change of Control” section, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Investment Grade” means BBB− or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the notes publicly available, another Rating Agency.
“Moody’s” means Moody’s Investors Service Inc. and its successors.
“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s or both do not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) or “organizations,” as the case may be, selected by us (as certified by a resolution of our board of directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Rating Decline” means, with respect to a Change of Control, the notes cease to be rated Investment Grade by each Rating Agency on any date during the period (“Trigger Period”) from the date of the public notice of an arrangement that could result in such Change of Control until 60 days following the consummation of such Change of Control (which Trigger Period will be extended for so long as the rating on the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.
Reporting
As set forth in the indenture, we will be required, so long as any of the notes are outstanding, to file with the trustee (electronically or in hard copy), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such Sections, then we will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. We will be deemed to have furnished such information, documents and reports to holders if we have filed such information, documents and reports with the SEC using the EDGAR filing system and such information, documents and reports are publicly available via EDGAR.
Events of Default
In addition to those set forth under “Description of Debt Securities — Events of Default” in the accompanying prospectus, the following is an “event of default” under the indenture with respect to the debt securities of any series:
(1) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness of ours owing to any of its subsidiaries) outstanding in an amount in excess of $250 million or its foreign currency equivalent at the time and continuance of this failure to pay or (2) a default on any of our indebtedness (other than indebtedness owing to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $250 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (1) or (2) above; provided, however, that if any failure, default or acceleration referred to in clauses (1) or (2) above ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.
Certain Covenants
In addition to those set forth under “Description of Debt Securities — Certain Covenants” in the accompanying prospectus, the indenture contains various covenants, including, among others, the following:
Limitation on Liens
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (a “mortgage”), whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the senior debt securities of such series are equally and ratably secured with or, at our option, prior to such secured indebtedness.
This restriction does not apply to
•
mortgages on property, shares of capital stock or indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

•
mortgages on property, shares of capital stock, indebtedness or other assets existing at the time of acquisition by us or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such mortgage was not incurred in anticipation of such acquisition;
•
mortgages on property, shares of capital stock, indebtedness or other assets to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of capital stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

•
mortgages in favor of us or another Restricted Subsidiary;

•
mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

•
mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

•
mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

•
mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

•
mortgages securing all of the senior debt securities of such series outstanding under the indenture;

•
mortgages on accounts receivable securing our indebtedness; or

•
extensions, renewals or replacements of any mortgage referred to above without increase of the principal of the indebtedness secured by the mortgage;

provided, however, that any mortgages permitted by any of the clauses above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of such series then outstanding under the indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under the above) does not at such time exceed 15% of Consolidated Net Tangible Assets at such time.
Notwithstanding the foregoing, any mortgage securing the senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the indebtedness secured by the mortgage giving rise to the mortgage securing the senior secured securities (including any deemed release upon payment in full of all obligations under such indebtedness).
Limitation on Sale and Leaseback Transactions
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will enter into any “sale/leaseback transaction” (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary, unless:
(a)
we or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series under the covenant described in “— Limitation on Liens” above; or
(b)
the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by our board of directors or as established or affirmed by a nationally recognized independent third-party valuation firm, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior indebtedness of us or any Restricted Subsidiary.

This restriction does not apply to sale/leaseback transactions:
•
entered into prior to the time of the closing of the offering of the senior debt securities of such series;

•
between us and any Restricted Subsidiary or between Restricted Subsidiaries;

•
under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

•
involving leases for a period of no longer than three years; or

•
in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

For purposes of this “— Limitation on Sale and Leaseback Transactions” section, the following terms have the following meanings:
A “sale/leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of the bullets under “— Limitation on Liens” above, does not exceed 15% of Consolidated Net Tangible Assets at such time.
A sale/leaseback transaction shall not be deemed to result in the creation of a mortgage.
“Attributable Debt” means, when used in connection with a sale/leaseback transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale/leaseback transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale/leaseback transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
“Consolidated Net Tangible Assets” means, as of the date of determination, the aggregate amount of assets included on AMETEK’s consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, minus (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of AMETEK and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of our properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant, any manufacturing facility or any warehouse (whether now owned or hereafter acquired), the net book value of which on the date the determination is being made is an amount which exceeds the greater of 1% of Consolidated Net Tangible Assets and $50 million, that (1) is owned by us or any of our subsidiaries and (2) is located within any of the present 50 states of the United States of America (or the District of Columbia), unless our board of directors has determined in good faith that such property is not materially important to the total business conducted by us and our subsidiaries, taken as a whole. “Restricted Subsidiary” means any of our direct or indirect subsidiaries that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include:
•
any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America our operations or those of our subsidiaries; or

•
any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by us, by one or more of our other subsidiaries or by us and one or more of our other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

“Voting Stock” of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person’s directors, managers or trustees, as applicable.]
Notices
Notices to holders of the notes will be sent to such holders by us or by a designee at our direction. Any notice shall be deemed to have been given on the date of sending. So long as the notes are represented by a global security deposited with the common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. At our direction and expense, the trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.
Additional Information
See “Description of Debt Securities” in the accompanying prospectus for additional important information about the notes, including general information about the indenture, amendments and waivers to the indenture and the notes, permissible transfer and exchange of the notes, defeasance, the governing law of the indenture and the notes, the trustee, book-entry delivery and settlement of the notes, as well as a description of additional restrictions and covenants contained in the indenture, and a description of the events of default under the indenture.

PROVISIONS RELATING TO THE NOTES WHILE REPRESENTED BY THE GLOBAL NOTES
General
Each series of the notes issued on the closing date will be issued in the form of global notes in fully registered form without coupons representing the aggregate principal amount of the outstanding notes. Each global note will be deposited with a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.
Book-entry interests will be limited to persons that have accounts with Euroclear and/or Clearstream, or persons that hold interests through such participants. Euroclear and Clearstream will hold interests in each series of the global notes or depositary interest therein on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, book-entry interests will not be held in certificated notes. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream (with respect to interests of participants in Euroclear or Clearstream) or by participants in Euroclear or Clearstream or persons that may hold interests through such participants (with respect to persons other than participants in Euroclear or Clearstream).
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such participant. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the notes are in global form, owners of interest in the global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
The information below concerning Euroclear and Clearstream has been derived from information obtained from Euroclear and Clearstream and other sources. Those clearing systems could change their rules and procedures at any time. Neither AMETEK nor the managers make any representation or warranty regarding the accuracy or completeness thereof. We have provided this information solely as a matter of convenience, and we make no representation or warranty of any kind with respect to this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect.
Certificated notes
Under the terms of the indenture, global notes may be exchanged for certificated notes in registered form (the “certificated notes”) only in the following circumstances:
(1)   if the depositary notifies AMETEK that it is unwilling or unable to continue as depositary for the applicable global note, or the depositary ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depositary, and AMETEK has not appointed a successor depositary within 90 days of receiving such notice or becoming aware of such cessation;
(2)   in whole, but not in part, if AMETEK, in its sole discretion, determines that the applicable notes issued in the form of global notes should no longer be represented by such global notes; or
(3)   if an Event of Default has occurred and is continuing with respect to the applicable notes.

Any global note exchanged pursuant to clause (1) or (2) above will be exchanged in whole and not in part, and any global note exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the depositary.
Each of Euroclear and Clearstream has advised AMETEK that upon request by an owner of a book-entry interest described in the immediately preceding clause (3), its current procedure is to request that AMETEK issue or cause to be issued notes in certificated form to all owners of book-entry interests.
In such an event, AMETEK will issue certificated notes of each series, registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Clearstream, as applicable (in accordance with their respectively customary procedures and based upon directions received from participants reflecting the beneficial ownership of book-entry interests), and such certificated notes will bear a restrictive legend with respect to certain transfer restrictions, unless that legend is not required by the indenture or applicable law.
To the extent permitted by law, AMETEK, the trustee, the principal paying agent, the transfer agent and the security registrar shall be entitled to treat the registered holder of any global note as the absolute owner thereof. AMETEK will not impose any fees or other charges in respect of the notes; however, holders of the book-entry interests may incur fees normally payable in respect of the maintenance and operation of accounts in Euroclear and/or Clearstream.
So long as the notes are held in global form, Euroclear or Clearstream or their common depositary or nominee will be considered the sole holder of global notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear and Clearstream and indirect participants must rely on the procedures of the participants through which they own book-entry interests in order to exercise any rights of holders under the indenture.
None of the trustee, the transfer agent, the security registrar, the principal paying agent nor any of their agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.
Redemption of Global Note
For so long as the notes are held by Euroclear or Clearstream (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary. AMETEK understands that under existing practices of Euroclear and Clearstream that in the event a global note, or any portion thereof, is redeemed, Euroclear and/or Clearstream, as applicable, will distribute the amount received by them in respect of the global note so redeemed to the holders of the book-entry interests in such global note from the amount received by it in respect of the redemption of such global note. Furthermore, AMETEK understands that under existing practices of Euroclear and Clearstream, if any notes are to be redeemed in part only, an appropriate notation will be made on such global note or in accordance with the procedures of Clearstream or Euroclear (as applicable) to decrease (i) the principal amount thereof to an amount equal to the unredeemed portion thereof or (ii) the nominal value of the global notes redeemed in part by adjusting the pool factor applicable to the principal amount outstanding of the relevant notes.
Payments on Global Notes
Payments of any amounts (including principal, premium, interest and additional amounts) owing in respect of the notes will be made by AMETEK in euro at the specified office or agency of the principal paying agent. The principal paying agent will, in turn, make such payments to Euroclear and Clearstream, such common depositary or such nominee, as the case may be. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants.
Under the terms of the indenture, the registered holder of a global note (i.e., the depositary or its nominee) may be treated as the owner thereof for all purposes (e.g. receiving payments of principal, premium, if any, and interest). Consequently, none of AMETEK, the trustee, the principal paying agent, the transfer agent, the security registrar nor any of their respective agents has or will have any responsibility or liability for:
(1)   any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest, for any such payments made by Euroclear, Clearstream or any participant or indirect participants, or for maintaining, supervising or reviewing any of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest; or
(2)   Euroclear, Clearstream or any participant or indirect participant.
Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”
In order to tender book-entry interests in the change of control offer the holder of the applicable global note must, within the time period specified in such offer, give notice of such tender to the principal paying agent and specify the principal amount of book-entry interests to be tendered.
Action by Owners of Book-Entry Interests
Euroclear and Clearstream have advised AMETEK that they will take any action permitted to be taken by a holder (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the book-entry interests in any global note are credited and only in respect of such portion to the aggregate principal amount of notes as to which such participant or participants has or have given such direction. Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of such global note. However, if there is an Event of Default under the notes, each of Euroclear and Clearstream reserve the right to exchange the global notes for certificated notes in certificated form, and to distribute such certificated notes to its participants.
Global Clearance and Settlement under the Book-Entry System
Initial Settlement
Book-entry interests owned through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America.
Secondary Market Trading
The book-entry interests will trade through participants of Euroclear or Clearstream and will settle in same-day funds. Since the purchaser and seller determine the place of delivery, it is important to establish at the time of trading of any book-entry interests where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.
Clearstream and Euroclear will credit payments to the cash accounts of Clearstream Customers or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures
Information Concerning Euroclear and Clearstream
We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but none of we, the principal paying agent, the transfer agent, the security registrar nor the trustee take responsibility for the accuracy of this information.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which the Company refers to as “Clearstream Clients,” and facilitates the clearance and settlement of securities transactions between Clearstream Clients through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Clients, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Clients are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Client.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for its participants, which it refers to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear, which the Company also refers to as the “Euroclear Operator.” Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, each as amended from time to time, and applicable Belgian law, which the Company refers to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Custody Risks
Investors that acquire, hold and transfer interests in the notes by book-entry through accounts with Euroclear and/or Clearstream or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.
Procedures Subject to Change
Although Euroclear and Clearstream have agreed to these procedures in order to facilitate transfers of securities among Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued and may be changed at any time by either of them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.
This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing notes of a series for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of such series of notes is sold to the public for cash).
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment incomes. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to any alternative minimum tax;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
holders of any of our indebtedness that is repaid or repurchased substantially simultaneously with this offering;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Additional Payments
In certain circumstances (see, e.g., “Description of the Notes — Optional Redemption” and “Description of the Notes — Change of Control”), we may be obligated to redeem or repurchase the notes of a series prior to their scheduled maturity and/or to pay amounts in excess of stated interest or principal on the notes of such series. We intend to take the position that the possibility of such redemption, repurchase, or payments does not result in the notes of any series being treated as contingent payment debt instruments under the applicable Treasury Regulations. Such position is not binding on the IRS. If the IRS successfully challenged this position, and the notes of any series were treated as contingent payment debt instruments, U.S. Holders of the notes of such series could be required to accrue interest income at a rate higher than the stated interest rate on such series of notes, regardless of the holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, retirement, or other taxable disposition of a note of such series. Prospective investors should consult their tax advisors regarding the tax consequences if the notes of any series were treated as contingent payment debt instruments. The remainder of this discussion assumes that no notes of any series are treated as contingent payment debt instruments.
Payments of Interest
Payments of qualified stated interest (“QSI”) on a note generally will be taxable to a U.S. Holder as U.S. source ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. Interest on the notes is generally required to be paid annually, subject to deferral in certain circumstances. Although applicable Treasury Regulations provide that interest will not fail to be treated as QSI merely because payment may be deferred if the payment date falls on a Saturday, Sunday or U.S. federal holiday (and additional interest is not payable as a result of such deferral), it is unclear whether interest on the notes will be treated as QSI where such interest is deferred in circumstances not specified in applicable Treasury Regulations (i.e., interest payments on the notes may be deferred if the payment date falls on a day on which banking institutions in New York or London or the T2 system are closed, but such payment date does not fall on a Saturday, Sunday or U.S. federal holiday). Although not free from doubt, we intend to take the position, and this disclosure assumes, that the payments of stated interest under the notes will be treated as QSI. If the payments of stated interest were not treated as QSI, stated interest would be taxable to a U.S. Holder of the notes as the stated interest is accrued, regardless of the U.S. Holder’s method of accounting. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of payments of stated interest.

A U.S. Holder that uses the cash method of tax accounting and that receives a payment of interest in euro (including a payment attributable to accrued but unpaid interest upon the sale, exchange, redemption, retirement or other taxable disposition of a note) will be required to include in income the U.S. dollar value of the euro-denominated payment received (determined based on the spot rate of exchange on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time. A cash basis U.S. Holder will not recognize foreign currency exchange gain or loss on the receipt of interest income but may recognize exchange gain or loss attributable to the actual disposition of the euro received.
A U.S. Holder that uses the accrual method of tax accounting will, unless an alternative election is made, accrue interest income in euro and translate that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the applicable taxable year. Alternatively, an accrual method U.S. Holder may elect to translate interest income into U.S. dollars at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that spans two taxable years) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot change the election without the consent of the IRS. A U.S. Holder that uses the accrual method will recognize foreign currency exchange gain or loss with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange, redemption, retirement or other taxable disposition attributable to accrued interest) is actually received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This currency exchange gain or loss generally will be treated as U.S. source ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.
Sale or Other Taxable Disposition
A U.S. Holder will recognize U.S. source gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the U.S. dollar value of the euro amount the U.S. Holder paid for the note based on the spot exchange rate on the purchase date. If the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of the euro amount paid for the note on the settlement date of the purchase.
The amount realized on the sale, exchange, redemption, retirement or other taxable disposition of a note for an amount in euro will generally be the U.S. dollar value of such euro based on the spot exchange rate on the date the note is disposed of; provided, however, that if the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of such euro on the settlement date of the disposition. If an accrual method U.S. Holder makes such election, such election must be applied consistently to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but a U.S. Holder is an accrual basis U.S. Holder that has not made the settlement date election), a U.S. Holder will recognize currency exchange gain or loss (taxable as U.S. source ordinary income or loss) to the extent that the U.S. dollar value of the euro received (based on the spot exchange rate on the settlement date) differs from the U.S. dollar value of the amount realized.
Except as discussed below with respect to currency exchange gain or loss, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Gain or loss realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to fluctuations in currency exchange rates with respect to the principal amount of such note generally will be U.S. source ordinary income or loss. The amount of such gain or loss in respect of the principal of a note generally will equal the difference between (i) the U.S. dollar value of a U.S. Holder’s purchase price for the note in euro, determined using the spot exchange rate on the date the note is disposed of, and (ii) the U.S. dollar value of a U.S. Holder’s purchase price for the note in euro, determined using the spot exchange rate on the date the U.S. Holder acquired the note (or, in each case, determined on the settlement date if the note is traded on an established securities market, as the notes are expected to be, and the U.S. Holder is either a cash basis or an electing accrual basis holder). The exchange gain or loss (with respect to both principal and accrued interest) will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of the note.
Tax Return Disclosure Requirements
A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, a U.S. Holder may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss meets or exceeds the relevant threshold in the applicable Treasury Regulations, and to disclose its investment by filing IRS Form 8886 with the IRS. U.S. Holders should consult their tax advisors regarding the application of these rules.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will generally be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding or the IRS has notified the holder that the holder is no longer subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest
Subject to the discussions below on backup withholding and FATCA withholding, interest paid on a note to a Non-U.S. Holder (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax, provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable, that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable, that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid on a note to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. However, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable documentation), certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain realized by a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain realized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) and may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to Non-U.S. Holders, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker (other than a U.S.-related broker mentioned above) generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN THE NOTES.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation with respect to such assets, is generally considered to be a fiduciary of the Covered Plan.
Any Plan fiduciary that proposes to cause a Plan to purchase or hold the notes should consult with its legal advisors regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or applicable Similar Law. In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws, as well as, in the case of Plans subject to ERISA, ERISA’s provisions on maintaining the indicia of ownership of a Plan’s assets outside the jurisdiction of the district courts of the United States.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving Covered Plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engaged in a non-exempt prohibited transaction with the Covered Plan may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that caused the Covered Plan to engage in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA. The acquisition and/or holding of the notes by a Covered Plan with respect to which we, an underwriter or any of our or their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. An additional consideration would be whether the Covered Plan fiduciary is, or has an interest that may affect the exercise of its best judgment as a fiduciary in, a lender in any of the borrowings that are expected to be repaid, in whole or in part, with the proceeds of this offering, as described in “Use of Proceeds” in this prospectus supplement.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the Covered Plan assets involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.
Other Plans
Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as described in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing any notes.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.
Representation
Accordingly, by acceptance of and/or holding a note or any interest in a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (a) such purchaser or subsequent transferee is not acquiring or holding the notes for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of, any Plan or (b) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (including any beneficial interest therein) on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and/or holding of the notes.
Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
Each purchaser and holder of the notes has the exclusive responsibility for ensuring that its purchase and holding of the notes complies with the fiduciary responsibility rules of Title I of ERISA and does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code or any Similar Laws, as applicable. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own advisors as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING (CONFLICTS OF INTEREST)
We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Merrill Lynch International, J.P. Morgan Securities plc, Wells Fargo Securities International Limited and BNP PARIBAS, are acting as representatives of the several underwriters. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriters	Aggregate Principal Amount of Notes to be Purchased	Aggregate Principal Amount of Notes to be Purchased
Merrill Lynch International	€	€
J.P. Morgan Securities plc	€	€
Wells Fargo Securities International Limited	€	€
BNP PARIBAS	€	€
Total	€	€
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected securities dealers at the public offering price minus a concession of up to      % of the principal amount of the 20   notes and up to       % of the principal amount of the 20   notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to      % of the principal amount per note of the 20   notes and up to       % of the principal amount per note of the 20   notes and to certain other brokers or dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed that:
•
We will pay our expenses related to the offering, which we estimate will be $       million, excluding the underwriting discount.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):
Underwriting Discount Paid by the Company
Per 20 note	%	€
Per 20 note	%	€
The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. Certain of the underwriters (or affiliates thereof) are acting as joint lead arrangers, joint bookrunners, syndication agents, administrative agents, adjustment agents, dealers, co-managers or lenders under our credit facilities, including our Financing Agreements. In addition, certain affiliates of Merrill Lynch International, J.P. Morgan Securities plc, Wells Fargo Securities International Limited and BNP PARIBAS, are providing committed financing under the Financing Agreements and/or own our commercial paper, and Merrill Lynch International, J.P. Morgan Securities plc, Wells Fargo Securities International Limited and BNP PARIBAS, are underwriters in this offering. As described under “Use of Proceeds,” we intend to use the net proceeds of this offering and the Concurrent Securities Offerings to repay all or a portion of the outstanding borrowings under the Financing Agreements and/or our commercial paper borrowings. As such, certain of the underwriters and their affiliates, who are lenders under our Financing Agreements or may own our commercial paper, may receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses payable by us. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Offering Restrictions
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”), or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any offer of the notes in the UK is made pursuant to an exemption under the POATRs or the FSMA.
This prospectus supplement and the accompanying prospectus are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement and the accompanying prospectus are not being distributed to, and must not be passed on to, the general public in the UK. Such documents are only for distribution to and directed at: (i) in the UK, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the UK; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Australia
No prospectus or other disclosure document in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the ASX Limited (operator of the Australian Securities Exchange) (the “ASX”).
In addition, the underwriters have not and do not intend to:
(1)   make or invite, an offer for issue or sale in Australia of any notes (including an offer or invitation which is received by a person in Australia); or
(2)   distribute or publish this prospectus supplement or any other offering material (whether in draft or final form) or advertisement relating to this offering in Australia, unless in either case (1) or (2):
(a)   the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 (or the equivalent in another currency, in either case disregarding moneys lent by the offeror or its associates, as defined in the Corporations Act) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7.9 of the Corporations Act;

(b)   the offer or invitation is not to a “retail client” for the purposes of Section 761G and 761GA of the Corporations Act; and
(c)   such action complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with, or registered by, ASIC.
Notes issued pursuant to this prospectus supplement must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after their issue, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Chapter 6D or Chapter 7.9 of the Corporations Act.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes issued in exchange therefor. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about            , 2026, which is the       business day following the date of pricing of the notes (such settlement cycle being referred to as “T+   ”). You should be advised that trading of the notes may be affected by the T+    settlement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisor.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of AMETEK, Inc. appearing in AMETEK, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of AMETEK, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
AMETEK, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
We may offer, issue and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) depositary shares representing interests in our preferred stock, (4) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, and (5) warrants to purchase shares of our common stock, shares of our preferred stock and/or our debt securities or any combination of these securities, in one or more series or classes under this prospectus.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms and conditions of these sales and the securities offered in supplements to this prospectus prepared in connection with each offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in the securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.
AMETEK, Inc.’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AME.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully read and consider the risk factors included on page 4 of this prospectus and our periodic reports referred to in the “Where You Can Find More Information” section of this prospectus, as well as any additional risk factors that may be contained in the relevant prospectus supplement to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 10, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus contains a general description of the securities that we may offer. Each time we sell any securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement as necessary. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information,” before you decide whether to invest in the securities.
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or other offering materials we provide. We have not authorized anyone to provide you with additional or different information. If anyone does provide you with additional or different information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement. You also should not assume that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any such prospectus supplement. Our business, financial condition, results of operations and/or prospects may have changed since the date of this prospectus, any prospectus supplement or any document incorporated by reference into this prospectus or any prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”
This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.
Unless otherwise indicated, when used in this prospectus, all references to “AMETEK,” “the Company,” “we,” “us,” or “our” refers to AMETEK, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
our ability to consummate and successfully integrate future acquisitions;

•
risks associated with international sales and operations, including supply chain disruptions;

•
tariffs, trade disputes, foreign currency fluctuations and geopolitical developments;

•
our ability to successfully develop new products, open new facilities or transfer product lines;

•
the price and availability of raw materials;

•
cybersecurity and information technology risks;

•
compliance with government regulations, including environmental regulations;

•
changes in the competitive environment;

•
the effects of competition in our markets;

•
the ability to maintain adequate liquidity and financing sources; and

•
general economic conditions affecting the industries we serve.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus and any applicable prospectus supplement. Numerous factors, including those discussed in the documents referred to under the heading “Risk Factors” which include our filings with the SEC referred to under the heading “Where You Can Find More Information” could affect our forward-looking statements and actual performance. Although we undertake no obligation to publicly update or supplement forward-looking statements whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

AMETEK, INC.
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with operations in North America, Europe, Asia and South America. Our products are marketed and sold worldwide through two operating groups: Electronic Instruments (“EIG”) and Electromechanical (“EMG”). EIG is a leader in the design and manufacture of advanced instruments for the process, power and industrial, and aerospace markets. EMG is a differentiated supplier of precision motion control solutions, highly engineered medical components and devices, thermal management systems, specialty metals and electrical interconnects. EMG’s end markets include aerospace and defense, medical, automation and other industrial markets.
Our executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and our telephone number is (610) 647-2121.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement for working capital and other general business purposes, which may include capital expenditures, acquisitions of companies or business, strategic investments, repayment and refinancing of debt, repurchases of our securities and payment of dividends. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based on, and qualified by reference to, the applicable provisions of Delaware corporate law (the “DGCL”), our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and our by-laws (the “Bylaws”), each as amended and restated, as applicable, through the date of this prospectus and both of which are exhibits to this prospectus. You should read our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of the DGCL for additional information. References to “AMETEK,” “we,” “our,” and “us” in this “Description of Capital Stock” refer only to AMETEK, Inc. and not, unless the context requires or as otherwise expressly stated, to any of our subsidiaries.
Common Stock
Authorized Shares
Under our Amended and Restated Certificate of Incorporation, we have the authority to issue 800,000,000 shares of common stock, with a par value of $0.01 per share.
Voting Rights
Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders.
Dividend Rights
The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds, subject to the rights of any then outstanding preferred stock.
Liquidation Rights
Upon a liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of our common stock are entitled to share equally and ratably in the assets available for distribution to holders of common stock after payment of all of our prior obligations, subject to the rights of any then outstanding preferred stock.
Other Matters
The holders of our common stock have no preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock.
Certain Anti-Takeover Effects
Certain provisions of the DGCL and our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that could have certain anti-takeover effects and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, as discussed below:
Authorized but Unissued Shares.   Subject to the requirements of the New York Stock Exchange and other applicable law, our authorized but unissued shares of common stock may be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.
Undesignated Preferred Stock.   Our Amended and Restated Certificate of Incorporation provides that our board of directors may issue up to 5,000,000 shares of preferred stock and fix the designations, relative powers, preferences, rights, qualifications, limitations and restrictions related to that preferred stock.

Advance Notice Requirements.   Our Bylaws establish an advance notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.
Special Meetings of Stockholders.   Our Amended and Restated Certificate of Incorporation and Bylaws vest the power to call special meetings of our stockholders in the chairman of our board of directors, our board of directors and stockholders of record, who hold a “net long position” (as defined in our Bylaws), of not less than 50% of our then outstanding voting stock (subject to the procedures and other requirements set forth in our Bylaws).
No Action by Written Consent.   Our Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing of such stockholders.
Classified Board of Directors.   Our board of directors is divided into three classes with staggered terms of three years each, so that the term of one class expires at each annual meeting of the stockholders.
Proxy Access.   Our Bylaws contain provisions which provide that a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years capital stock of the Company representing an aggregate of at least 3% of the Company’s voting stock, may nominate and include in the Company’s proxy materials a specified number of director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. The maximum number of stockholder nominees is the greater of (x) two or (y) a number that does not exceed 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered or, if such amount is not a whole number, the closest whole number below 20%.
No Cumulative Voting.   Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting on the election of directors.
Delaware Business Combination Statute.   As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:
•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•
on or subsequent to such time, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Exclusive Forum for Adjudication of Disputes
Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court lacks jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or other proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, creditors or other constituents, (c) any action asserting a claim against the

Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or Bylaws, or (d) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine. Our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the exclusive forum provision.
Listing
Our common stock is traded on the New York Stock Exchange under the trading symbol “AME.”
Transfer Agent
Equiniti Trust Company, LLC serves as transfer agent and registrar for our common stock.
Preferred Stock
Under our Amended and Restated Certificate of Incorporation, we have the authority to issue 5,000,000 shares of preferred stock. The Board is authorized to issue preferred stock in one or more series, with the designations, relative powers, preferences, rights, qualifications, limitations, restrictions, voting powers, redemption provisions, dividend rights and any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations or restrictions thereof, in each case, as permitted by the DGCL and as our Board may determine by a resolution providing for the issuance of such preferred stock. The preferred stock will be, when issued, fully paid and nonassessable. The rights, preferences, privileges and restrictions of any series of preferred stock will be fixed by the Preferred Stock Designation relating to such series of shares.
Depositary Shares
We may, at our option, elect to offer depositary shares representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as shall be detailed in an accompanying prospectus supplement relating to the particular series of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. The following summaries of certain provisions of the warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.
A prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:
•
the offering price;

•
the title of the warrants;

•
the number of warrants offered;

•
the exercise price and the amount of securities that may be received upon exercise;

•
the procedure for the exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the name of the warrant agent; and

•
any other material terms of the warrant.

After the warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise of such warrant and will not be entitled to payments made to holders of those underlying securities.
For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement, if any, and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES
References to “AMETEK” in this section of this prospectus are only to AMETEK, Inc. and not to any of its subsidiaries.
We may issue debt securities, including convertible debt securities, in one or more series. While the terms summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities AMETEK offers under a prospectus supplement or free writing prospectus may differ from terms we describe below.
We will evidence each series of debt securities offered under this prospectus that we issue by the indenture (the “base indenture”), dated as of November 10, 2026, between AMETEK and U.S. Bank Trust Company, National Association (the “trustee”). The base indenture is included as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures, officer’s certificates and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that AMETEK files with the SEC. Unless the context requires otherwise, whenever AMETEK refers to the “indenture,” AMETEK is referring to the base indenture as supplemented by any supplemental indentures or officer’s certificates that specify the terms of a particular series of debt securities.
The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.
General
We will set forth in a prospectus supplement or free writing prospectus, to the extent required, among other things, the following terms of the series of debt securities being offered:
•
the title of the series of the debt securities;

•
any limit on the aggregate principal amount of the debt securities of a series;

•
the date or dates on which AMETEK will pay the principal of the debt securities;

•
any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•
the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest will accrue, the date or dates on which interest will be payable and any record date for the interest payable on any interest payment date;

•
the place or places where principal of and any premium and interest on the debt securities of the series will be payable;

•
any optional redemption provisions and any change of control or put provisions;

•
if other than the principal amount thereof, the amounts payable upon a declaration of acceleration of the maturity of the debt securities;

•
the issue date;

•
the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•
whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities;

•
any additions to, deletions of or changes in the events of default which apply to the debt securities;

•
if the debt securities will be convertible into or exchangeable for shares of common stock, preferred stock or other securities of AMETEK;

•
any additions to, deletions of or changes in the covenants which apply to the debt securities; and

•
any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement or free writing prospectus.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series.
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement or free writing prospectus, the trustee will initially be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.
Certain Covenants
The indenture governing the terms of the debt securities contains the following principal covenant:
Limitation on Consolidation, Merger and Sale of Assets
AMETEK may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its assets substantially as an entirety to another entity unless:
•
(1) AMETEK is the continuing corporation or (2) the successor entity, if other than AMETEK, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of AMETEK’s obligations under the debt securities of all series and the indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no default or other event that, after notice or lapse of time or both, would become a default or event of default, has occurred and is continuing; and

•
certain other conditions are met, including delivery by us to the trustee of an officer’s certificate and opinion of counsel as required by the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, and may exercise every right and power of AMETEK under the indenture and, subject to the terms of the indenture, AMETEK will be discharged from all obligations and covenants under the indenture and the debt securities.
Further Issuances
AMETEK may from time to time, without notice to or the consent of the holders of the debt securities of any series, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the debt securities of such series in all respects (except for the issue date, the issue price and, if applicable, the first interest payment date, the first interest accrual date and the amount of interest payable on the first interest payment date applicable thereto). Such additional debt securities may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as a previously issued series of debt securities and will vote together as one class on all matters with respect to such debt securities.
Events of Default
Each of the following is an “event of default” under the indenture with respect to the debt securities of any series:
(1)
a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2)
a default in the payment of any interest on the debt securities of such series when due and payable, continued for 60 days;

(3)
a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately below), and continuance of such default or breach for 90 days after a Notice of Default (as defined below) is given to AMETEK;

(4)
a default in the performance, or breach, of AMETEK’s obligations under the “— Certain Covenants — Limitation on Consolidation, Merger and Sale of Assets” covenant described above;

(5)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of AMETEK or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AMETEK or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; and

(6)
AMETEK shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (5) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AMETEK or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing.

A default under clause (3) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify AMETEK of the default and AMETEK does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
AMETEK shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action AMETEK is taking or proposes to take with respect thereto. Upon becoming aware of any default or event of default, AMETEK is required to deliver to the trustee a statement specifying such default or event of default.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization) with respect to debt securities of any series shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to AMETEK in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to AMETEK shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately to the fullest extent permitted by applicable law without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless as otherwise provided in the indenture, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if (i) AMETEK has paid or deposited with the trustee a sum sufficient to pay all overdue principal, premium, interest and all amounts due to the trustee and (ii) all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.
In case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered (and, if requested, provided) to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification and/or security of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture unless:
(a)
such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series;

(b)
the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request and offered the trustee indemnity and/or security satisfactory to the trustee to institute such proceeding as trustee;

(c)
the trustee has failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity and/or security; and

(d)
the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request during the 60 day period referred to in clause (c).

However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.
The indenture requires AMETEK to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture.

Definitions
The indenture contains the following defined terms:
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“incur” means issue, assume, guarantee or otherwise become liable for.
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.
Modification and Waiver
Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). AMETEK and the trustee may, without the consent of any holders, enter into a supplemental indenture in order to amend or supplement the base indenture with respect to debt securities of one or more series or amend or supplement the debt securities of one or more series without notice to or the consent of any holder of debt securities to:
•
evidence the succession of another person to AMETEK and the assumption by any such successor of the covenants of AMETEK under the indenture and the debt securities;

•
add further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•
surrender any right or power conferred upon AMETEK;

•
establish the forms or terms of debt securities of any series;

•
add any additional events of default for the benefit of holders of all or any series of the debt securities;

•
add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities of any series in uncertificated form;

•
secure the debt securities of any series or add guarantees with respect to the debt securities of any series;

•
provide for the issuance of additional debt securities of any series of debt securities in accordance with the provisions of the indenture;

•
add to, change or eliminate any of the provisions contained in the indenture or in any supplemental indentures or officer’s certificates in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) will not apply to, or modify the rights of any holder of, any debt securities of any series created prior to the execution of such supplemental indenture or officer’s certificate or (ii) will become effective only when no debt securities of any series created prior to the execution of such supplemental indenture or officer’s certificate are outstanding;

•
add or appoint a successor or separate trustee;

•
cure any ambiguity or correct or supplement any provision contained therein or in any supplemental indenture or officer’s certificate that may be defective or inconsistent with any other provision contained therein or in any such supplemental indenture or officer’s certificate, provided that the interests of the holders of the debt securities are not adversely affected in any material respect;

•
supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities;

•
make any other change that would not adversely affect the holders of the debt securities of such series in any material respect;

•
make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939; and

•
conform the indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•
make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

•
reduce the rate of or extend the time of payment for interest on any debt securities;

•
reduce the principal amount or extend the stated maturity of any debt securities;

•
reduce the redemption price of any debt securities or add redemption provisions to the debt securities;

•
make any debt securities payable in money other than that stated in the indenture or the debt securities;

•
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•
make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities; or

•
reduce or postpone any sinking fund or similar provision.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive compliance by AMETEK with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.
Defeasance
AMETEK at any time may terminate all its obligations with respect to the debt securities of any series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. AMETEK at any time may also terminate its obligations with respect to the debt securities of any series under certain covenants included in the indenture, including those described under clause (3) under “— Events of Default,” which termination is referred to in this prospectus as “covenant defeasance.” AMETEK may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.

If AMETEK exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AMETEK exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (3) and (6) under “— Events of Default” and with respect to certain covenants in the indenture, including those described under “— Certain Covenants.”
The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:
(a)
AMETEK irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity;

(b)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

(c)
in the case of the legal defeasance option, AMETEK delivers to the trustee an opinion of counsel stating that:

(1)
AMETEK has received from the Internal Revenue Service a ruling, or

(2)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance has not occurred;

(d)
in the case of the covenant defeasance option, AMETEK delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e)
AMETEK delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series have been complied with as required by the indenture.

Discharge
When (i) AMETEK delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced or paid because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AMETEK irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AMETEK pays all other sums related to the debt securities of such series payable under the indenture by AMETEK, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of AMETEK accompanied by an officer’s certificate and an opinion of counsel of AMETEK.
Governing Law
The indenture is, and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the securities being offered under this prospectus in any one or more of the following ways:
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directly to purchasers;

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through agents;

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to or through underwriters;

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through dealers; or

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through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to prevailing market prices;

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negotiated prices; or

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through a combination of any of these transactions.

We may directly solicit offers to purchase securities or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions we must pay. Any such agent will be acting on a “best efforts” basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

EXPERTS
The consolidated financial statements of AMETEK, Inc. appearing in AMETEK, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of AMETEK, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The legality of the securities offered hereby is being passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules).
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 17, 2026 (the “Annual Report”);

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 (filed with the SEC on April 30, 2026), June 30, 2026 (filed with the SEC on August 4, 2026) and September 30, 2026 (filed with the SEC on November 3, 2026);

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the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on March 12, 2026;

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our Current Reports on Form 8-K, filed with the SEC on February 3, 2026 (excluding Item 2.02 and Exhibit 99.1), February 12, 2026, April 30, 2026 (excluding Item 2.02 and Exhibit 99.1), May 6, 2026, May 8, 2026, May 11, 2026, May 26, 2026, June 12, 2026, August 11, 2026, August 26, 2026 and November 6, 2026; and

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the description of our Common Stock, $0.01 par value, contained in Amendment No. 2 to the registration statement on Form 10 filed with the SEC on June 27, 1997, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to applicable SEC rules.
You may request a copy of these filings, at no cost, by contacting the Investor Relations Department at AMETEK, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312, by telephone at 610-647-2121 or by visiting our website at www.investors.ametek.com. The information contained on our website other than these filings is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

AMETEK, Inc.
€       % Senior Notes due
€       % Senior Notes due
Joint Book-Running Managers
BofA Securities
J.P. Morgan
Wells Fargo Securities
BNP PARIBAS
           , 2026